    As filed with the Securities and Exchange Commission on April 24, 1997.
                                                     Registration No. 033-98916
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO.2
                                      to
                                   FORM S-1
                      REGISTRATION STATEMENT ON FORM S-3
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                  IMPATH Inc.
            (Exact name of registrant as specified in its charter)

          DELAWARE                      8071                    13-3459685
(State or other jurisdiction     (Primary Standard           (I.R.S. Employer
    of incorporation          Industrial Classification       Identification
    or organization)                Code Number)                  Number)

                         1010 Third Avenue, Suite 302
                           New York, New York 10021
                                (212) 702-8300
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                              Anu D. Saad, Ph.D.
                                 President and
                            Chief Executive Officer
                                  IMPATH Inc.
                         1010 Third Avenue, Suite 302
                           New York, New York 10021
                                (212) 702-8300
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   Copy to:
                             Andrew J. Beck, Esq.
                                Haythe & Curley
                                237 Park Avenue
                           New York, New York 10017
                                (212) 880-6000

    Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                                  ----------------

                                CALCULATION OF REGISTRATION FEE
=================================================================================================
                                                                      Proposed
                                                      Proposed         maximum
                                                      maximum         aggregate      Amount of
Title of each class of            Amount to be     offering price     offering      registration
securities to be registered       registered(2)     per share(1)      price(1)         fee(2)
-------------------------------------------------------------------------------------------------
Common Stock, ($.005 par
value)......................   2,242,500 shares      $13.00        $29,152,500      $10,056

=================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.

(2) All 2,242,500 shares are being carried forward from the Registration Statement on Form S-1 (No. 033-98916) filed by the registrant on November 2, 1995. The registrant paid the entire registration fee of $10,056 at the time of such filing.

    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               EXPLANATORY NOTE
                               ----------------

    This post-effective amendment is intended, pursuant to Rule 429 of the Securities and Exchange Commission, to constitute Post-Effective Amendment No. 2 to Registration Statement No. 033-98916.

===============================================================================

PROSPECTUS


[LOGO OF IMPATH APPEARS HERE]

COMMON STOCK
($.005 PAR VALUE)

All of the shares of Common Stock, $.005 par value (the "Common Stock"), of IMPATH Inc. ("IMPATH" or the "Company") offered hereby are being sold by Salomon Brothers Inc.

The Common Stock has been approved for quotation on the Nasdaq National Market under the symbol "IMPH."

SEE "RISK FACTORS" ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE COMMON STOCK OFFERED HEREBY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus is being used by Salomon Brothers Inc ("Salomon") in connection with offers and sales of the Common Stock in market-making transactions in the over-the-counter market, in private transactions or otherwise at negotiated prices related to prevailing market prices at the time of sale. Such Common Stock may include the shares of Common Stock issued in the Offering and other shares of Common Stock acquired from time to time in market-making transactions. Salomon may act as principal or agent in such market-making transactions. The Company will not receive any of the proceeds from the sale of the Common Stock in such market-making transactions.

----------------------------------
         SALOMON BROTHERS INC
         ----------------------------------------------------------------------

         The date of this Prospectus is April 24, 1997.

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-3 under the Securities Act with respect to the shares of Common Stock offered hereby (the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information pertaining to the Company and the shares of Common Stock offered hereby, reference is made to such Registration Statement, including the exhibits filed therewith. All of these documents may be inspected without charge at the principal office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices located at Seven World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies may be obtained by mail from the Commission at its principal office at prescribed rates. The Commission also maintains a Web site that contains the Registration Statement and the exhibits thereto at http://www.sec.gov. The statements contained in this Prospectus concerning any contract or document are not necessarily complete; where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit.

                               ----------------

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such materials may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding the Company at http://www.sec.gov. The Common Stock of the Company is traded on the Nasdaq National Market and, in accordance therewith, the Company files reports, proxy statements and other information with The Nasdaq Stock Market, Inc. Such reports, proxy statements and information can be inspected at the offices of The Nasdaq Stock Market, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company's Annual Report on Form 10-K for the year ended December 31, 1996, which has been filed by the Company with the Commission pursuant to the Exchange Act and the description of the Common Stock contained in the Company's Registration Statement on Form S-1 (Registration No. 033-98916), as amended on July 31, 1996, are incorporated by reference in this Prospectus.

  In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

  The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any of the above documents. Such requests should be addressed to the Director of Investor Relations, IMPATH Inc., 1010 Third Avenue, New York, New York 10021 (Telephone: 212-702-8300).

                                 RISK FACTORS

  Prospective investors should consider carefully the factors set forth below together with the other information contained in this Prospectus before making a decision to purchase the Common Stock.

RISKS ASSOCIATED WITH DEVELOPMENT STRATEGY

  The Company's strategy is to become the leading provider of a broad range of cancer management information, including diagnostic and prognostic analyses. To date, the Company's business has consisted primarily of providing patient-specific diagnostic and prognostic information based on the testing of tissue specimens and the customized analysis of test results. The Company's strategy includes incorporating evolving technologies into cancer management, establishing a database focused on outcomes designed to optimize cancer management, establishing strategic partnerships and joint ventures, developing managed care relationships and expanding into new geographic areas. Some of the services proposed to be offered by the Company, particularly the outcomes-oriented enhancements to its database, have not been fully developed and will require significant additional development prior to commercialization, which further development and commercialization may never occur. The Company may encounter problems and delays related to establishing strategic partnerships and joint ventures, the continued development and expansion of its database or the expansion of sales and marketing, and the failure to address such problems and delays successfully could have a material adverse effect on the Company's business and prospects. Moreover, the Company intends to pursue strategic acquisitions if such acquisitions further aspects of the Company's strategy outlined above. To the extent that the Company's strategy is dependent upon acquisitions, there can be no assurance that suitable acquisition candidates will be identified by the Company in the future, that, if required, suitable financing for any such acquisitions can be obtained by the Company, or that any such acquisitions will occur. If the Company successfully completes a strategic acquisition or acquisitions, the financial performance of the Company will be subject to various risks associated with the acquisition of businesses, including the financial impact of expenses associated with the integration of such businesses. There can be no assurance that such acquisitions will not have an adverse effect on the business operations or profitability of the Company.

ACCESS TO NEW TECHNOLOGIES; LACK OF PROPRIETARY TECHNOLOGY

  To date, the Company has not engaged in the development or patenting of its own technologies for use in the analytical services it provides, and access to new technologies developed by third parties has been an important element in the Company's current business as well as the Company's long-term strategy. If the Company's access to critical technologies were substantially diminished, the Company's business could be adversely affected.

  In addition, the Company currently relies on certain technologies which are not patentable or proprietary and are therefore available to the Company's competitors. Furthermore, the Company relies on certain proprietary trade secrets and know-how, which are not patentable. Although the Company has taken steps to protect its unpatented trade secrets and know-how, in part through the use of confidentiality agreements with its employees, there can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known or be independently developed or discovered by competitors. If the Company's trade secrets become known or are independently developed or discovered by competitors, it could have a material adverse effect on the Company.

RISKS ASSOCIATED WITH ESTABLISHING JOINT VENTURES

  The Company plans to pursue strategic partnerships and joint ventures with oncology networks, hospital groups, managed care companies and pharmaceutical companies, primarily for the purposes of expanding IMPATH's diagnostic and prognostic database, participating in the development of new cancer therapies and demonstrating to the medical community the importance of the services provided by IMPATH. There can be no assurance that the Company will be able to negotiate acceptable partnership or joint venture arrangements or that such arrangements will be successful or that potential partners will not pursue alternative means of developing treatments for cancer. No assurance can be given that the Company's joint venture partners will be able to obtain regulatory approval for any new treatments, that any such new treatments if so approved will be commercialized successfully or that the Company will realize any revenues in connection with such arrangements. Although the Company believes that other parties to joint ventures generally have an economic motivation to perform their contractual responsibilities, their devotion of resources to such activities will not be within the control of the Company. Depending on the Company's obligations in such joint ventures, the termination or cancellation of such arrangements could also adversely affect the Company's financial condition and results of operations.

REIMBURSEMENT

  The Company typically bills third party payors, such as private insurance plans, managed care plans and governmental programs (i.e., Medicare) as well as hospitals, for its services. These third party payors are increasingly negotiating prices with the goal of lowering reimbursement rates. The Company expects these pricing pressures to cause reduced pricing on average for tests in future periods.

  In 1994, 1995 and 1996, approximately 22%, 24% and 25%, respectively, of the Company's net revenues for diagnostic and prognostic services were derived from analyses performed for beneficiaries under the Medicare program. The Company accepts Medicare reimbursement as payment in full for its services, subject to applicable copayments and deductibles. Medicare may retroactively audit and review its payments to the Company, and may determine that certain payments for services must be repaid. Significant disapprovals of payment for any of the Company's services by various carriers, including Medicare and private insurance and managed care, reductions or delays in the establishment of reimbursement rates, and carrier limitations on the coverage of the Company's services could have a material adverse effect on the Company's future revenues. The services furnished by the Company are characterized for the purposes of the Medicare program as physician pathology services.

  Any future changes in government and other third-party payor reimbursement which may come about as a result of enactment of health care reform or of deficit-reduction legislation also likely will continue the downward pressure on prices, and make the market for cancer analytical services more competitive. Because of the uncertainties about the nature, content and timing of any reform initiative, the Company currently is unable to predict the ultimate impact thereof on the Company.

COMPETITION

  The Company provides services in a segment of the health care industry that is highly fragmented and extremely competitive. The Company's actual or potential competitors include large university or teaching hospitals; large clinical laboratories that have substantially greater financial, marketing, logistical and laboratory resources than the Company; special purpose clinical laboratories that have limited test offerings and a highly focused product and marketing strategy; and the Company's customers or potential customers who may choose to perform services similar to those performed by the Company. It is anticipated that competition will continue to increase due to such factors as the perceived potential for commercial applications of biotechnology and the continued availability of investment capital and government funding for cancer-related research. There can be no assurance that competition in existing or new markets will not have a material adverse effect on the Company's operating results. Changes in the regulatory environment in which the Company operates could also affect the basis for competition and could thereby have a material adverse effect on the Company's operating results.

DEPENDENCE ON KEY MANAGEMENT AND QUALIFIED PERSONNEL

  The Company is dependent upon the efforts of its senior management and medical professionals. The loss of the services of one or more members of its senior management or one or more medical professionals could impede the achievement of the Company's development objectives. In addition, the Company's growth strategy will require additional skill and expertise, the addition of new management personnel and the development of additional expertise by existing management personnel. The loss of, or failure to recruit, scientific, technical and managerial personnel could have a material adverse effect on the Company. REGULATORY MATTERS

  As a provider of health care related services, the Company is subject to extensive and frequently changing federal, state and local regulations governing licensure, billing, financial relationships, referrals, conduct of operations, purchase of existing businesses, cost-containment, direct employment of licensed professionals by business corporations and other aspects of the Company's business relationships. Federal and state certification and licensure programs establish standards for the day-to-day operation of facilities such as the Company's. Compliance with such standards is verified by periodic inspections and requires participation in proficiency testing programs. No assurances can be given that the Company's facilities will pass all future inspections conducted to ensure compliance with federal or any other applicable licensure or certification laws.

  Existing federal laws governing Medicare, as well as some state laws, regulate certain aspects of the relationship between health care providers, including the Company, and their referral sources, including physicians, hospitals and other facilities. The Social Security Act, and the anti-kickback and self-referral rules thereunder, prohibit providers and others from soliciting, offering, receiving or paying, directly or indirectly, any remuneration in return for either making a referral for a Medicare-covered service or item or ordering any such covered service or item and prohibit physicians, subject to certain exceptions, from making such referrals to certain entities in which they have an investment interest or with which they have a compensation arrangement. Violation of these prohibitions is punishable by disallowance of submitted claims, civil monetary and criminal penalties and exclusion from the Medicare and other federally financed programs.

  The laws of many states prohibit physicians from sharing professional fees with non-physicians and prohibit non-physician entities, such as the Company, from practicing medicine (including pathology) and from employing physicians to practice medicine (including pathology). The Company believes its current and planned activities do not constitute fee-splitting or violate any prohibition against the corporate practice of medicine. However, there can be no assurance that future interpretations of such laws will not require structural or organizational modifications of the Company's existing business.

RISK OF LIABILITY; ADEQUACY OF INSURANCE COVERAGE

  The marketing and sale of health care services could expose the Company to the risk of certain types of litigation, including medical malpractice.
Damages assessed in connection with, and the costs of defending, any legal action could be substantial. Although the Company is presently covered by general liability insurance in the amount of $6,000,000 per occurrence and $7,000,000 in the aggregate and has obtained professional liability insurance in the amount of $1,000,000 per occurrence and $3,000,000 in the aggregate for the Company's Medical Directors and other individuals who practice medicine, there can be no assurance that insurance coverage will provide sufficient funds to satisfy any judgments which, in the future, may be entered against the Company or that liability insurance in such amounts will be available or affordable in the future. In addition, there can be no assurance that all of the activities encompassed within the Company's business are covered under the Company's policies. The Company's liability insurance covers claims relating to the handling and disposal of medical specimens, and infectious and hazardous waste, except in the event of malfeasance or fraud by the Company. Furthermore, there can be no assurance that the Company will have other resources sufficient to satisfy any liability or litigation expenses that may result from any uninsured or underinsured claims. Moreover, although the Company maintains personal property and business interruption insurance and has taken what it believes to be adequate safeguards, the catastrophic loss of the Company's tissue library could have a material adverse effect on the continued development of its database in a manner which would not be fully compensated by insurance.


ANTI-TAKEOVER MEASURES

  The

Company's certificate of incorporation authorizes the Company to issue Preferred Stock, the terms of which may be fixed by the Board of Directors. No shares of Preferred Stock are currently outstanding. A future issuance of Preferred Stock could have the effect of delaying, deferring or preventing a change of control of the Company.


POSSIBLE VOLATILITY OF STOCK PRICE

  There has been a history of significant volatility in the market prices for shares of companies engaged in the health care and biotechnology fields, and it may be expected that the market price of the shares of Common Stock offered hereby may be highly volatile. Factors such as fluctuations in the Company's quarterly revenues and operating results, announcements of technological innovations or new analytical services by the Company and its competitors, and changes in third party reimbursement and governmental regulation may have a significant effect on the market price of the Common Stock.


DIVIDENDS

  The Company does not currently pay dividends on its Common Stock and does not anticipate paying any dividends in the foreseeable future. It is anticipated that the terms of any future debt financings may restrict the payment of dividends.

                              SELLING STOCKHOLDER

  As of April 1, 1997, Salomon Brothers Holding Company, Inc. and PB-SB Ventures, Inc., affiliates of Salomon, beneficially owned an aggregate of approximately 12.1% of the outstanding shares of Common Stock.

                             PLAN OF DISTRIBUTION

  This Prospectus is being used by Salomon in connection with offers and sales of the Common Stock in market-making transactions in the over-the-counter market, in private transactions or otherwise at negotiated prices related to prevailing market prices at the time of sale. Such Common Stock may include the shares of Common Stock issued in the Company's initial public offering and other shares of Common Stock acquired from time to time in market-making transactions. Salomon may act as principal or agent in such market-making transactions. The Company will not receive any of the proceeds from the sale of the Common Stock in such market-making transactions.

                                    EXPERTS

  The financial statements of IMPATH Inc. as of December 31, 1995 and 1996 and for each of the years in the three-year period ended December 31, 1996 incorporated by reference herein and elsewhere in the registration statement, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COM-PANY SINCE THE DATES AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURIS-DICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                 ------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Additional Information...................................................   2
Incorporation of Certain Documents by Reference..........................   2
Risk Factors.............................................................   3
Selling Stockholder......................................................   8
Plan of Distribution.....................................................   8
Experts..................................................................   8

                                 ------------

[LOGO OF IMPATH APPEARS HERE]

COMMON STOCK
($.005 PAR VALUE)

                                       -----------------------------
                                            SALOMON BROTHERS INC
                                            -----------------------------------

                                            PROSPECTUS

                                            DATED APRIL 24, 1997

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  Previously filed under Item 13 of Form S-1.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article Five, Section 7 of the Certificate of Incorporation (the "Certificate") provides that, to the fullest extent permitted by Section 145 of the Delaware Law, or any comparable successor law, as the same may be amended and supplemented from time to time, the Company (i) may indemnify all persons whom it shall have power to indemnify under the Delaware Law from and against any and all of the expenses, liabilities or other matters referred to in or covered thereby, (ii) shall indemnify each such person if he is or is threatened to be made a party to an action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company or because he was serving the Company or any other legal entity in any capacity at the request of the Company while a director, officer, employee or agent of the Company and (iii) shall pay the expenses of such a current or former director, officer, employee or agent incurred in connection with any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. The Certificate further provides that the indemnification and advancement of expenses provided for therein shall not be deemed exclusive of any other rights to which those entitled to indemnification or advancement of expenses may be entitled under any by-law, agreement, contract or vote of stockholders or disinterested directors or pursuant to the direction (however embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  The Company has entered into indemnification agreements with all directors and executive officers of the Company providing that the directors and executive officers will be indemnified to the fullest possible extent permitted by Delaware law against all expenses (including attorneys' fees), judgments, fines, penalties, taxes and settlement amounts paid or incurred by them in any action or proceeding, including any action by or in the right of the Company or any of its subsidiaries or affiliates, on account of their service as directors, officers, employees, fiduciaries or agents of the Company or any of its subsidiaries or affiliates, and their service at the request of the Company or any of its subsidiaries or affiliates as directors, officers, employees, fiduciaries or agents of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

  The Company maintains liability insurance for its officers and directors, insuring them against certain losses arising from claims or charges made against them while acting in their capacities as officers or directors of the Company.

  Article Five, Section 6 of the Certificate provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware Law is amended to eliminate further or limit the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware Law, as so amended. Any repeal or modification of such provision of the Certificate by the stockholders of the Company shall be prospective only and shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

  While the Certificate provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of the Certificate described above apply to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to officers of the Company who are not directors.

ITEM 16. EXHIBITS.

  The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of its Certificate of Incorporation or By-laws or the laws of the State of Delaware, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

  For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, NEW YORK ON THE 24TH DAY OF APRIL, 1997.

                                          IMPATH Inc.

                                                  /s/ Anu D. Saad, Ph.D.*
                                          By__________________________________
                                                    ANU D. SAAD, PH.D.
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----
       /s/ Anu D. Saad, Ph.D.*         President, Chief         April 24, 1997
-------------------------------------   Executive Officer
         ANU D. SAAD, PH.D.             and Director


        /s/ John P. Gandolfo           Executive Vice           April 24, 1997
-------------------------------------   President, Chief
          JOHN P. GANDOLFO              Financial Officer
                                        and Principal
                                        Accounting Officer


         /s/ John L. Cassis*           Chairman of the          April 24, 1997
-------------------------------------   Board and Director
           JOHN L. CASSIS


     /s/ Richard J. Cote, M.D.*        Director                 April 24, 1997
-------------------------------------
        RICHARD J. COTE, M.D.


        /s/ Richard Kessler*           Director                 April 24, 1997
-------------------------------------
           RICHARD KESSLER


       /s/ Joseph A. Mollica*          Director                 April 24, 1997
-------------------------------------
          JOSEPH A. MOLLICA


       /s/ David B. Snow, Jr.*         Director                 April 24, 1997
-------------------------------------
         DAVID B. SNOW, JR.


         /s/ John P. Gandolfo
*By__________________________________
           JOHN P. GANDOLFO
         AS ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

 EXHIBIT                                                             SEQUENTIAL
 NUMBER                     DOCUMENT DESCRIPTION                      PAGE NO.
 -------                    --------------------                     ----------
  4.1*   Registration Rights Agreement dated February 10, 1995
         among IMPATH Inc. and certain of its stockholders
  5*     Opinion of Haythe & Curley
 23.1    Consent of KPMG Peat Marwick LLP
 23.2    Consent of Haythe & Curley (contained in Exhibit 5)
 24*     Power of Attorney

--------
*Incorporated by reference to the exhibit of the same number filed with the Registration Statement on Form S-1 of IMPATH Inc. (File No. 33-98916).